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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

             LSI Logic Resale Corporation
             C-Cube Microsystems, Inc. (Semi 1)
             Mint Technology, Inc.
             LSI Logic Export Sales Corporation
             LSI Logic Asia Inc.
             LSI Leasing
             Symbios International Inc. (Cayman)
             LSI Logic Storage Systems Inc.
             LSI Logic Netherlands B.V. (a Holding Company)
             LSI Logic International Services, Inc.
             LSI Logic HK Holdings (Cayman)